Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement Nos. 333-172427, 333-126095 and 333-76748 on Form S-8 of our reports dated March 8, 2013, relating to the consolidated financial statements of GAMCO Investors and subsidiaries, Inc. (“GAMCO”) and the effectiveness of GAMCO’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of GAMCO for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

New York, New York

November 24, 2013